Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Supertel Hospitality, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Omaha, Nebraska

July 26, 2013